Exhibit 10.3

execution version

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANY

ADMINISTRATION AGREEMENT

This Administration Agreement is hereby made as of the 28th day of August, 2025 (the “Agreement”), between Eagle Point Trinity Senior Secured Lending Company, a Delaware statutory trust (together with any successor thereto, the “Fund”), and Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”).

WITNESSETH:

WHEREAS, the Fund is a closed-end management investment company that has elected, or will elect, to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund, and the Administrator is willing to provide or procure such services, on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

Article I
APPOINTMENT

The Fund hereby appoints the Administrator to act as administrator to the Fund for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees to provide the administrative services herein described, for the compensation herein provided.

Article II
SERVICES OF THE ADMINISTRATOR

1.            Administrative Services. Subject to the supervision and the overall control of the board of trustees of the Fund (the “Board of Trustees”), the Administrator shall act as administrator of the Fund, and furnish, or arrange for others to furnish, the administrative services, personnel and facilities necessary for the operation of the Fund, for the period and on the terms and conditions set forth in this Agreement. Without limiting the generality of the foregoing, the Administrator shall provide the Fund with office facilities, equipment, clerical, bookkeeping and record-keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, escrow agents, accountants, attorneys, underwriters, brokers and dealers, dealer managers, corporate fiduciaries, insurers, banks, regulators and other persons in any other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities, instruments and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare reports to shareholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator shall provide the Fund with accounting services; shall assist the Fund in determining and publishing the Fund’s net asset value; shall oversee the preparation and filing of the Fund’s tax returns; shall coordinate the preparation and filing of tender offers on behalf of the Fund; shall monitor the Fund’s compliance with tax and other applicable laws and regulations; and shall prepare, and assist the Fund with any audits by an independent public accounting firm of, the Fund’s financial statements. The Administrator shall also be responsible for the printing and dissemination of reports to shareholders of the Fund and the maintenance of the Fund’s website; shall provide support for the Fund’s investor relations; shall generally oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others; and shall provide such other administrative services as the Fund may from time to time designate.

2.            Books and Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and, if required by the 1940 Act, will maintain and keep such books, accounts and records in accordance with the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act shall be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.            Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

4.            Administrative Services Not Exclusive. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate thereof is free to render services to others. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

Article III
COMPENSATION; ALLOCATION OF COSTS AND EXPENSES

1.            Compensation. In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel (for the avoidance of doubt, including salaries and related payroll expenses) and facilities hereunder.

2.            Allocation of Costs and Expenses. The Fund shall bear all other costs and expenses of its operations and transactions and not specifically assumed by Eagle Point Credit Management LLC (the “Adviser”) pursuant to that certain Investment Advisory Agreement, dated as of August 28, 2025, by and between the Fund and the Adviser, as the same may be amended or restated from time to time (the “Investment Advisory Agreement”) and by Trinity Capital Adviser LLC (the “Sub-Adviser”) pursuant to that certain Sub-Advisory Agreement, dated as of August 28, 2025, by and among the Fund, the Adviser and the Sub-Adviser, as the same may be amended or restated from time to time (the “Sub-Advisory Agreement”) including, without limitation, those relating to: (a) the Fund’s organizational expenses; (b) calculating the Fund’s net asset value (including the costs and expenses of any independent valuation firm); (c) debt service and other costs of borrowings or other financing arrangements; (d) dividends on preferred shares, if any; (e) fees and expenses, including legal, consulting or other professional fees and expenses and travel expenses, incurred by the Adviser or Sub-Adviser or payable to third parties in performing due diligence on prospective investments and, if necessary, enforcing the Fund’s rights; (f) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (g) brokerage fees and commissions; (h) federal and state registration fees; (i) any applicable exchange listing fees; (j) federal, state and local taxes; (k) costs of offerings or repurchases of the Shares and other securities (including preferred shares and indebtedness), including costs related to the use of one or more dealer managers and/or underwriters; (l) the base management fee and any incentive fee payable under the Investment Advisory Agreement (m) distributions on the Shares or other securities; (n) administration fees payable to the Administrator under this Agreement; (o) any reimbursement of costs or expenses of the Sub-Adviser for providing administrative services pursuant to the Sub-Advisory Agreement; (p) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (q) any fees and expenses relating to transfer agent, custodial and escrow agent services; (r) independent trustee fees and expenses; (s) the costs of any reports, proxy statements or other notices to the Fund’s shareholders, including printing costs; (t) the costs of holding shareholder meetings; (u) litigation, indemnification and other non-recurring or extraordinary expenses; (v) fees and expenses associated with marketing, distribution, training, and investor relations efforts; (w) any applicable distribution and/or shareholder servicing fees; (x) dues, fees and charges of any trade association of which the Fund is a member; (y) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administration functions; (z) fees and expenses associated with independent audits and outside legal costs; (aa) the Fund’s fidelity bond; (bb) trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (cc) costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and (dd) all other expenses reasonably incurred by the Fund or the Administrator in connection with administering the Fund’s business, such as the allocable portion of overhead and other expenses incurred by the Adviser or Sub-Adviser on behalf of the Fund and allocable to the Fund under the Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, or incurred by the Administrator in performing its obligations under this Agreement, including rent, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation and related expenses of the Fund’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff. To the extent the Administrator outsources any of its functions, including to any sub-administrator, the Fund shall pay the fees associated with such functions on a direct basis, without profit to the Administrator.

Article IV
LIMITATION OF LIABILITY; INDEMNIFICATION

To the fullest extent permitted by applicable law, the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any such person or entity or with the Administrator, including without limitation, its members) shall not be liable to the Fund or its shareholders for any act or omission by the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any such person or entity or with the Administrator, including without limitation its members) in connection with the performance of any of its duties or obligations under this Agreement or otherwise acting as administrator for the Fund, and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any such person or entity or with the Administrator, including without limitation, the Adviser, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Article IV to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

Article V
MISCELLANEOUS

1.            Administrator Personnel. The Administrator shall authorize and permit any of its directors, officers or employees who may be elected or appointed as trustees or officers of the Fund to serve in the capacities in which they are elected or appointed. Services to be furnished by the Administrator under this Agreement may be furnished through the medium of any of such trustees, officers or employees. The Administrator shall make its directors, officers and employees available to attend meetings of the Board of Trustees as may be reasonably requested by the Board of Trustees from time to time. The Administrator shall prepare and provide such reports on the Fund and its operations as may be reasonably requested by the Board of Trustees from time to time.

2.            Independent Contractor. Except as otherwise provided herein or authorized by the Board of Trustees from time to time, the Administrator shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

3.            Effectiveness, Duration and Termination. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by the Fund upon not less than 60 days’ written notice or by the Administrator upon not less than 60 days’ written notice.

4.            Amendment. This Agreement may be amended pursuant to a written instrument by mutual consent of the Fund and the Administrator.

5.            Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the other party at its principal office.

6.            Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANY

By:	/s/ Kenneth P. Onorio
Name:	Kenneth P. Onorio
Title:	Chief Financial Officer

EAGLE POINT ADMINISTRATION LLC

By: Eagle Point Parent LLC,
its sole member

By:	/s/ Kenneth P. Onorio
Name:	Kenneth P. Onorio
Title:	Chief Financial Officer